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                                 TERMS AGREEMENT

                                                                   July 28, 1998


ARISTAR, INC.
1201 Third Avenue
Suite 1500
Seattle, Washington 98101

Dear Sirs:

               We (the "Underwriters" and the "Representatives") understand that Aristar, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its 6.00% Senior Notes due August 1, 2001 (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters hereby offer to purchase, severally and not jointly, the principal amount of Underwritten Securities set forth opposite their respective names below at 99.476% of the principal amount thereof, together with accrued interest thereon, if any, from July 31, 1998 to (but not including) the Delivery Date.

                                                                                     Principal
                 Underwriter                                                           Amount
                 -----------                                                       -----------

        Chase Securities Inc................................................       $40,000,000
        Bear, Stearns & Co. Inc.............................................        40,000,000
        Deutsche Bank Securities Inc........................................        40,000,000
        Lehman Brothers Inc.................................................        40,000,000
        Nesbitt Burns Inc...................................................        40,000,000
                                                                                  ------------
                               Total.......................................       $200,000,000
                                                                                  ============

           The Underwritten Securities shall have the following terms:

Date of maturity:                       August 1, 2001

Interest rate:                          6.00% per annum, payable semiannually

Initial public offering price:          99.826%, plus accrued interest, if any, from July 31, 1998 to (but not including) the Delivery Date

Interest payment dates:                 August 1 and February 1, commencing February 1, 1999

Redemption provisions:                  The Underwritten Securities are not redeemable


Form:                                   The Underwritten Securities are to be issued in the form of one or more global securities registered in the name of The
                                        Depository Trust Company or its nominee (the



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                                                                               2

                                        "Depositary"); delivery of the Underwritten Securities at
                                        closing will be made through the facilities of the Depositary

Specified funds for payment
  of purchase price:                    Wire transfer of immediately available funds

Specified address for notices:          Chase Securities Inc.
                                        270 Park Avenue
                                        New York, New York  10017
                                        Attention: Therese Esperdy

Delivery Date:                          10:00 A.M., New York City time, on July 31, 1998

Place of closing:                       Simpson Thacher & Bartlett
                                        425 Lexington Avenue
                                        New York, New York  10017

               The Underwriters hereby confirm that they have furnished to the Company in writing the following information for inclusion in the Company's Prospectus Supplement dated July 28, 1998 to the Company's Prospectus dated June 23, 1997 relating to the Underwritten Securities (the "Prospectus Supplement"):
(i) the last paragraph at the bottom of the cover page of the Prospectus Supplement concerning the terms of the offering by the Underwriters; (ii) the first paragraph on page S-2 of the Prospectus Supplement concerning over-allotment and stabilization by the Underwriters; (iii) the second paragraph below the table on page S-6 of the Prospectus Supplement concerning the public offering price, concession and discount; (iv) the third paragraph below the table on page S-6 of the Prospectus Supplement concerning overallotment, stabilizing transactions and syndicate covering transactions; and (v) the second sentence of the fourth paragraph below the table on page S-6.

               All of the provisions contained in the document entitled "Aristar, Inc. -- Debt Securities -- Underwriting Agreement Basic Provisions" and dated October 6, 1997 (the "Basic Provisions"), a copy of which you have previously furnished to us, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; provided, however, that (i) the Company also represents to the Underwriters that, to the best of its knowledge, Deloitte & Touche, L.L.P. are independent accountants as required by the Act and the Rules and the Regulations; (ii) the following sentence is to be added to the end clause (c) of Paragraph 7 of such provisions:
"No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding."; (iii) clause (c) of Paragraph 8 of such provisions shall be replaced in its entirety by the following: "there is an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event is to make it impracticable to proceed with the


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public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Underwritten Securities, or"; (iv) the obligations of the Underwriters described in Paragraph 9 of the Basic Provisions shall also be subject to their receipt on the Delivery Date of a letter from Deloitte & Touche L.L.P. of the type described in Paragraph 9(g) of the Basic Provisions; (v) the first clause of Paragraph 9 of such provisions shall be replaced in its entirety by the following: "The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date of the Terms Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company in all material respects of all covenants and agreements contained herein, and to each of the following additional terms and conditions applicable to the Underwritten Securities:"; and (vi) clause (j) of Paragraph 9 of such provisions shall be replaced in its entirety by the following: "During the period from the date of the Terms Agreement to and including the Delivery Date, there shall have occurred no material adverse change and no development involving a prospective material adverse change in the financial condition or results of operations of the Company and its Subsidiaries taken as a whole." Terms defined in such Underwriting Agreement Basic Provisions are used herein as therein defined.

               Please accept this offer no later than 6:00 P.M., New York City time, on July 28, 1998 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

               "We hereby accept your offer, set forth in the Terms Agreement dated July 28, 1998, to purchase the Underwritten Securities on the terms set forth therein."

                                        Very truly yours,

                                        CHASE SECURITIES INC.
                                        BEAR, STEARNS & CO. INC.
                                        DEUTSCHE BANK SECURITIES INC.
                                        LEHMAN BROTHERS INC.
                                        NESBITT BURNS INC.

                                        By:  CHASE SECURITIES INC.


                                             By  /s/ ROBERT TAYLOR
                                                 -------------------------------
                                                (Chase Securities Inc.)
Accepted:

ARISTAR, INC.

By /s/ Marangal Domingo
   ------------------------------------
   Marangal Domingo, Senior Vice President and Treasurer